Exhibit 10.96

ELEVENTH AMENDMENT TO PURCHASE AND SALE CONTRACT
 FOR SIENNA BAY

            This Eleventh Amendment to Purchase and Sale Contract (this “Amendment”) is made as of February 16, 2010 between CCIP/3 SANDPIPER, LLC, a Delaware limited liability company ("Seller") and DT GROUP DEVELOPMENT, INC., a California Corporation (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of August 14, 2009, as amended by (i) First Amendment to Purchase and Sale Contract for Sienna Bay dated as of October 8, 2009, (ii) Second Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 10, 2009, (iii) Third Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 12, 2009, (iv) Fourth Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 25, 2009, (v) Fifth Amendment to Purchase and Sale Contract for Sienna Bay dated as of December 11, 2009, (vi) Sixth Amendment to Purchase and Sale Contract for Sienna Bay dated as of December 28, 2009, (vii) Seventh Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 8, 2010, (viii) Eighth Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 12, 2010, (ix) Ninth Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 19, 2010 and (x) Tenth Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 28, 2010 (collectively, the “Contract”), with respect to the sale of that certain property known as Sienna Bay, having an address at 10501 3rd Street North, St. Petersburg, FL 33716, and as more particularly described in the Contract; and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Contract as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise defined herein.

2.      Additional Deposits.

                        (a)        On or prior to 5:00 p.m. on February 16, 2010 (time being of the essence), Purchaser shall wire an additional deposit of $500,000 directly to Seller pursuant to the wire instructions attached hereto as Exhibit A.  Upon Seller’s receipt of such additional deposit monies, the total Deposit shall be $2,000,000, all of which is being held directly by Seller (i.e., not in escrow).

                        (b)        On or prior to 5:00 p.m. on February 17, 2010 (time being of the essence), Purchaser shall wire an additional deposit of $500,000 directly to Seller pursuant to the wire instructions attached hereto as Exhibit A.  Upon Seller’s receipt of such additional deposit monies, the total Deposit shall be $2,500,000, all of which is being held directly by Seller (i.e., not in escrow).

                        (c)        Seller and Purchaser agree that the entire Deposit is fully non-refundable and shall be retained by Seller if the Contract is terminated for any reason, except if Purchaser terminates the Contract in accordance with an pursuant to the terms of any of Sections 8.1, 10.2, 11.1 or 12.1 of the Contract.

3.      Automatic Termination of Contract. Section 2 of the Tenth Amendment to Purchase and Sale Contract for Sienna Bay, dated as of January 28, 2010, is hereby deleted and replaced with the following:

            (a)        If Seller has not received (x) the additional $500,000 deposit from Purchaser pursuant to Section 2(a) above by the time stated in Section 2(a) or (y) the additional $500,000 deposit from Purchaser pursuant to Section 2(b) above by the time stated in Section 2(b), then the failure to timely post any of such additional deposit monies shall constitute an immediate default by Purchaser under the Contract (as amended by this Amendment) without any notice or cure period, the Contract (as amended by this Amendment) shall immediately terminate, Seller shall retain the full Deposit (i.e., $1,500,000 or $2,000,000, as the case may be) then being held by Seller, and neither party shall have any further rights or obligations under the Contract (as amended by this Amendment) , except for those provisions that expressly survive a termination of the Contract.

                        (b)        If Purchaser defaults in its obligation to close on the purchase of the Property pursuant to the terms of the Contract (as amended by this Amendment) on or prior to 5:00 p.m. on February 23, 2010 (time being of the essence), then such failure to timely close shall constitute an immediate default under the Contract (as amended by this Amendment), the Contract (as amended by this Amendment) shall immediately terminate, Seller shall retain the full Deposit (i.e., $2,500,000) then held by Seller, and neither party shall have any further rights or obligations under the Contract (as amended by this Amendment) , except for those provisions that expressly survive a termination of the Contract.

4.      Adjournment of the Closing Date.    The Closing Date is hereby adjourned to February 23, 2010.  TIME IS OF THE ESSENCE with respect to Purchaser’s and Seller’s obligations to close the transactions contemplated by the Contract (as amended by this Amendment) on such date.

5.      Waiver.           Purchaser hereby waives and releases any and all (i) claims that Purchaser may have against Seller as of the date hereof with respect to the Contract (as amended by this Amendment), and (ii) defenses that Purchaser may have as of the date hereof against Seller with respect to Seller’s enforcement of the terms of the Contract (as amended by this Amendment).  Purchaser represents that (x) to the best of its acknowledge, as of the date hereof Seller is not in default of any of the terms and provisions of the Contract and (y) Seller has, at all times, acted in good faith with respect to the Contract (as amended by this Amendment) and all negotiations with respect thereto and has cooperated fully with all requests of Purchaser with respect to the Property and the terms of the Contract (as amended by this Amendment).

6.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP/3 SANDPIPER, LLC, a Delaware limited liability company

By:    CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP, a Delaware limited partnership, its member

By:    CONCAP EQUITIES, INC., a Delaware corporation, its general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

Purchaser:

DT GROUP DEVELOPMENT, INC, a California corporation

By:  /s/Jim Markel
Name:  Jim Markel
Title:  General Partner

EXHIBIT A

Wire Instructions

Bank:	Wachovia (Charlotte, NC)
ABA #:	053-000-219
Account Number:	2000010968907
Account Name:	AIMCO Properties Partnership Concentration Account
Reference:	CCIP/3 Sandpiper, LLC - 005681 sale deposit